Exhibit 99.1

The Vita Coco Company Issues Statement Regarding Tariff Relief

NEW YORK, November 17, 2025 (GLOBE NEWSWIRE) -- The Vita Coco Company, Inc. (NASDAQ: COCO) (“Vita Coco” or the “Company”), a leading high-growth platform of better-for-you beverage brands, today provided the following response to the recent Executive Order modifying the scope of the reciprocal tariff with respect to certain agricultural products.

On Friday, November 14, 2025, the White House announced relief from reciprocal tariffs for certain agricultural products.

The updated version of Annex II to Executive Order 14257 associated with this announcement includes the tariff codes applicable to coconut water products, which are the bulk of Vita Coco’s portfolio. Under the Executive Order, the Company believes that Vita Coco coconut water products will be exempt from reciprocal tariffs as of November 13, 2025, although the 40% ad valorem duty applicable to imports from Brazil will continue for the time being. The Company believes that the average tariff rate for its products arriving in the United States will decrease from the previously announced 23% to approximately 6% based on current sourcing and product mix.

“We greatly appreciate the administration's effort to provide relief to natural resources not commonly grown in the United States, including coconut water,” said Mike Kirban, Co-Founder and Executive Chairman. “We expect this will enable consumers to continue to enjoy the natural benefits of coconut water at accessible prices.”

Based on the Company’s current inventory position and sales plans, the Company does not expect the tariff relief announced to have a material impact on its 2025 financial results, as the inventory expected to sell in the remainder of 2025 has already incurred tariffs.

About The Vita Coco Company

The Vita Coco Company is a family of brands on a mission to reimagine what’s possible when brands deliver healthy, nutritious, and great-tasting products that are better for consumers and better for the world. This includes its flagship coconut water brand, Vita Coco, and protein-infused water, PWR LIFT. The Company was co-founded in 2004 by Michael Kirban and Ira Liran and is a public benefit corporation and Certified B Corporation. Vita Coco, the principal brand within the Company’s portfolio, is the leading coconut water brand in the U.S. With electrolytes, nutrients, and vitamins, coconut water has become a top beverage choice among consumers after a workout, in smoothies, as a cocktail mixer, after a night out, and more.

CONTACTS
Investor Relations: ICR, Inc.
investors@thevitacococompany.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance. The forward-looking statements in this release are only

Exhibit 99.1
predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings with the U.S. Securities and Exchange Commission ("SEC") as such factors may be updated from time to time and which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at https://investors.thevitacococompany.com. Any forward-looking statements contained in this press release speak only as of the date hereof and accordingly undue reliance should not be placed on such statements. We disclaim any obligation or undertaking to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, other than to the extent required by applicable law.